Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our reports dated February 26, 2016, relating to the consolidated financial statements of Rowan Companies plc and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 28, 2016